Exhibit 10.17

NORTH CAROLINA     )
                   )
GUILFORD COUNTY    )                        FURNITURE SHOWROOM LEASE


THIS LEASE, dated June 23, 1997, and between Phoenix Home Life Mutual Insurance Company, a New York company, formerly known as Phoenix Mutual Life Insurance Company, a Connecticut company, hereinafter referred to as ("Landlord") and GuildMaster, Inc., a Missouri corporation, hereinafter referred to as ("Tenant").

                                    RECITALS

         IN CONSIDERATION of mutual covenants contained herein, including the payment of rent, Landlord hereby leases to Tenant and Tenant hereby lets from Landlord the space described herein.

         1. DESCRIPTION OF PREMISES: Landlord owns, in fee simple, a showroom building known as the Commerce and Design Building (the "Building") located at 201 W. Commerce Street, High Point, Guilford County, North Carolina, consisting of total gross area of approximately 257,180 square feet, more fully described on Exhibit "A" attached hereto and made a part hereof.

         The premises leased hereunder (the "Premises") consist of approximately 8,593 rentable square feet including 7,161 useable square feet as shown on Exhibit "B" attached hereto and made a part hereof. Tenant's proportionate percentage of the Building is 4.04% ("Rentable" Square Footage = "Useable" Square Footage x 1.2 Common Area Premium factor. Tenant's percentage of Building is computed by dividing 8,593 (Tenant's Rentable Square Footage) by 212,828 (Total Building Rentable Square Footage). The Premises are known as Suites 1A,B as outlined in "red" on the aforementioned Exhibit "B".

         2. TERM: The term of this Lease shall commence on May 1, 1997 the "Commencement Date" and end on April 30, 2002, with no further specific options to renew the Lease beyond this date (the "Termination Date").

         3. BASE RENT: Tenant shall pay Base Rent for the Premises in advance without prior offset or deduction as follows: $8,235.00 shall be due and payable on the first day of each month beginning May 1, 1997 and ending April 1, 2002. Total unadjusted Base Rent payable during the Term shall be $494,100.00.

         4. OMITTED

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         5. USE,  OCCUPANCY AND  ACCEPTANCE  OF PREMISES:  (a) use. The Premises
snail be used by Tenant only as a showroom for the display and exhibition of home furnishings, furniture, accessories, and allied lines of merchandise and for no other use. (b) Operation During Markets. Tenant shall open the Premises, exhibit its products, and staff the Premises with employees for the entire period of each regularly scheduled Market. For purposes of this Lease, Market shall mean the Furniture Market in High Point, NC and dates determined therefor by the International Home Furnishings Marketing Association. (c) Compliance. Tenant will not use or occupy the Premises in an unlawful or offensive manner or in violation of the Building's Certificate of Occupancy or contrary to any insurance carrier insuring the Building. (d) Acceptance of Premises. Tenant has inspected the Building and Premises and accepts them "AS IS". Landlord makes no representations as to the condition of the Building or Premises and Tenant's possession of the Premises shall be conclusive evidence that the Building and Premises' were in satisfactory condition. (e) Delivery of Possession. If Landlord is unable to deliver possession of the Premises on the Commencement Date because of the holding over or retention of possession by any other tenant or occupant or if the Premises or a portion of the Building wherein the Premises are situate is being constructed, renovated, repaired, altered or improved, or for any other reason beyond the reasonable control of Landlord, Landlord shall be subject to liquidated damages for failure to give possession on said date and the Base Rent payable hereunder shall be abated (provided that Tenant is not responsible for Landlord's inability to deliver possession), until after Landlord shall have given Tenant notice that the Premises are ready for Tenant's occupancy. For each day of delay. Landlord shall be liable to pay Tenant liquidated damages of $10.00. If the delay extends to thirty (30) days the Tenant shall have the right to annul the Lease.

         6. LATE PAYMENT OF RENT: (a) If Tenant fails to timely pay Base Rent or any items of Additional Rent (as hereinafter defined), then Tenant shall pay a "Late Payment of Rent" Charge equal to the greatest of (1) the maximum lawful charge, (2) Twenty ($20.00) Dollars for each day that such Rent or Additional
Rent is overdue or (3) Five (5%) per cent per month of the overdue amount. Tenant agrees that such late charge constitutes a fair and reasonable estimate of the additional processing, accounting and other costs Landlord will incur as a result of Tenant's late payment. In any such event, Tenant shall pay such charge immediately upon receipt of written request therefor Landlord's failure to render any such statement shall not be deemed a waiver of Landlord's right to collect such past due Rent and/or Additional Rent and the amount of such Charge. If Landlord places the enforcement of the Lease or the collection of any Rent, Additional Rent or charge due hereunder in the hands of an attorney, Tenant shall pay Landlord's reasonable attorney's fees. (b) Any check remitted to Landlord that fails to "clear" in the banking process for any reason whatsoever, unless caused by Landlord, will cause a $25.00 service charge to be added to Tenant's account as additional Rent.

         7. QUIET ENJOYMENT: Landlord covenants that Tenant, upon paying to Landlord the Rent and Additional Rent and other sums stipulated herein and performing the covenants and agreements herein, shall peaceably and quietly have, hold and enjoy the Premises and all rights, easements, appurtenances and privileges belonging or appertaining thereto, during the full term hereby granted and any extensions or renewals thereof.

         8. COMMON AREAS: (a) Common areas are all the areas of the Building and Land other than the Premises and space rented or to be rented to other tenants. Landlord reserves the right, from time to time, to alter said common areas including converting common areas into leasable areas, increasing or decreasing the common areas, to exercise control and management of the common areas and to establish, modify, change and enforce such Rules and Regulations as Landlord in its sole description may deem deskable for the management of the Building. (b) Landlord shall have the right to restrict or close all or any portion of the common areas at such times and for such periods as may, in the sole option of Landlord, be necessary or appropriate to prevent a dedication thereof, or to preserve the status thereof as private property, or to prevent accrual of any rights in any person, and Landlord may also close and or restrict said common areas for purposes of maintenance and repair as may be required from time to time, as determined solely by Landlord. Tenant acknowledges that such activities may result in an inconvenience to Tenant but such activities shall not give Tenant the right to withhold, abate or reduce its Rent or Additional Rent nor anyother way affect this Lease.

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         9. ASSIGNMENT AND SUBLETTING: (a) Tenant agrees not to sublet or assign this Lease or any portion thereof without the prior written consent of Landlord in each instance which will not be unreasonable withheld. If Tenant proposes a sublet for Landlord's approval, such sublet must conform to Landlord's sublet policy as may be periodically changed. Tenant acknowledges and agrees that Landlord's sublet policy may provide for, among other things, selection of subleases from a waiting list, direct billing by Landlord, use of Landlord's forms, the imposition of a sublet fee and retention by Landlord of any excess of monies payable under a sublease over the Rent and Additional Rent payable under this Lease. In the event of a sublet or assignment. Tenant shall remain primarily liable for payment and performance of all of its obligations hereunder despite Landlord's acceptance of rent from the subtenant or assignee.

         10. LANDLORD'S REPAIRS: Landlord, at its expense, shall keep and maintain the Common Areas and its fixtures, appurtenances and Service Systems (to the extent that same serve the Premises and only up to the point where such Service Systems enter the Premises) in reasonable working order and repair. However. Landlord shall not be responsible for such maintenance or repairs if the same are required as a result solely of the negligence or willful act of Tenant or its clients, customers, licensees, assignees, agents, employees or invitees and further, in any such event, the cost of such maintenance and repairs shall be the sole responsibility of Tenant as Additional Rent and payable within fifteen (15) days of Tenant's receipt of Landlord's statement therefor.

         11. TENANT'S REPAIRS; ALTERATIONS: (a) Tenant covenants and agrees at its sole cost and expense, to keep and maintain the Premises, including the fixtures, equipment, service systems and appurtenances therein, in a condition of good repair, proper cleanliness, orderliness and a state of attractive appearance at all times during the term hereof. Nothing herein shall require Tenant to make structural repairs to the Premises unless such structural repairs are required as a result solely of the negligence or willful act of tenant or its clients, customers, licensees, assignees, agents; employees or invitees or required by governmental law or ordinance and, in any such event, the cost of such structural repairs so required shall be the sole responsibility of Tenant.
(b) Tenant shall submit to Landlord for  Landlord's  prior written  approval all plans and specifications for any alterations, additions or improvements (hereafter "Changes") which Tenant wants to make to the Premises. All such Changes shall be made in accordance with all applicable city, county, state and federal laws and ordinances, and building and zoning rules and regulations, including without limitation receipt of any necessary governmental approvals. Maintenance and repairs for any or all Changes made to the Premises by Tenant shall be the sole responsibility of Tenant. Tenant shall be liable for all damages or injuries which may result to any person or property by reason of or resulting from any Changes made by it to the Premises and Tenant shall hold Landlord harmless with respect thereto. Prior to commencing any such Changes, Tenant shall deliver to Landlord an indemnity agreement and Lien Waivers duly executed by all contractors, subcontractors and materialmen in form satisfactory to Landlord. In addition, Tenant shall deliver to Landlord written proof satisfactory to Landlord that such contractors, subcontractors and materialmen are duly licensed and maintain such insurance coverage, naming Landlord, its managing agent and Landlord's mortgagee, if any, as insured, as Landlord may require. (c) If Tenant fails to perform Tenant's obligations under this Lease. Landlord may at its option, without prejudice to Landlord's other rights and remedies, enter upon the Premises after ten (10) days prior written notice to Tenant, perform such obligations on Tenant's behalf, and the cost thereof together with interest at one (1) per cent per month thereon shall become due and payable as Additional Rent to Landlord together with Tenant's next installment of Base Rent. (d) Any Changes by Tenant, including without limitation wiring and lighting fixtures (except show samples and office furniture of Tenant), shall be and become the property of Landlord and shall remain upon the Premises at the termination or expiration of this Lease without compensation to Tenant; provided, however. Landlord may, at it option, require Tenant to remove such improvements, alterations or additions and to restore the Premises as same existed at the beginning of the term of this Lease. Provided, further. Tenant shall be liable for any damages to the Premises occasioned by the removal of Tenant's property from the Premises, and any changes made by Tenant to the Premises.

         12. SUBORDINATION AND ATTORNMENT (a) Tenant agrees that this Lease shall be subject and subordinate to any mortgages or deeds of trust now or hereafter placed upon the Premises and to all modifications thereto, and to all present and future advances made with respect to any such mortgage or deed of trust. This clause is self-operative. Nevertheless, Tenant agrees at any time to execute any and all documents requested by Landlord to confirm this subordination. Tenant agrees to attorn to the mortgagee, trustee,or beneficiary under any such mortgage or deed of trust or the purchaser at a sale pursuant to the foreclosure thereof. In the event of the sale, assignment, or transfer by Landlord of its interest in the Premises to a successor in interest who expressly assumes the obligations of Landlord hereunder, Landlord shall thereupon be released and discharged from all of its covenants and obligations hereunder, except such obligations which shall have accrued prior to any such sale, assignment, or transfer; and Tenant agrees to look solely to any successor in interest of Landlord for performance of any such obligations. (b) Tenant agrees that the

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liability of Landlord Under this Lease, and all matters or things  pertaining to or arising out of the tenancy and/or the use and occupancy of the Premises shall be limited solely to Landlord's interest in the Building in which the Premises form a part, as it exists at the Commencement Date. In no event shall Tenant make claim of damage against, or seek to impose or satisfy any liability of Landlord against any other property, building, or assets which Landlord or any of its officers, directors or employees, agents or representatives have an interest in.

         13. CONDEMNATION: If the whole of the Building, or such portion thereof as will make the Premises unusable for the purposes referred to herein, shall be condemned by any legally constituted authority for any public use or purpose, then in either of said events the Term hereby granted shall cease from the time when possession thereof is taken by the condemning authority, and rental shall be adjusted between Landlord and Tenant as of that date.

         14. RIGHT OF LANDLORD TO ENTER: Tenant agrees that Landlord or its agents may at all reasonable times enter upon the Premises for the purpose of inspection or repair of the Building or the Building systems and such other purposes as Landlord may deem necessary or proper for the reasonable protection of Landlord's Interest in the Premises. In additions Landlord may enter the Premises at all reasonable times to exhibit the Premises to prospective purchasers and lenders. During the three (3) months immediately preceding the final expiration of the Term or any renewal. Landlord may exhibit the Premises to prospective tenants and/or affix a notice that the Premises are for rent.

         15. TAXES: (a) Landlord agrees to pay all such taxes lawfully levied or assessed against the Building and Land except any taxes attributable to the operation of Tenant's business or Tenant's property (b) Tenant agrees to pay all license, privilege, ad valorem or other charges levied, charged, or assessed against Tenant or Landlord on account of the operation of Tenant's business in the Premises and on account of property owned by Tenant.

         16. INSURANCE: (a) Landlord's Insurance. Landlord agrees to keep in force policies of fire and extended coverage insurance which shall insure the Building against such perils or loss as Landlord deems appropriate in an amount reasonably determined by Landlord. (b) Tenant's Insurance. Tenant agrees to maintain and keep in force, at it expense throughout the term hereof, insurance against fire and such other risks as are from time-to-time included in standard extended coverage endorsements including vandalism and malicious mischief, insuring Tenant's stock-in-trade, trade fixtures, furniture, furnishings, floor and wall coverings, special equipment and all other items of personal property of Tenant located on or within the Premises and all such other improvements as are made by Tenant to the Premises. Tenant shall furnish to Landlord current certificates evidencing Tenant's maintenance of such insurance policies throughout the term hereof and prior to taking possession of the Premises. In addition to the policies of fire and extended coverage insurance ` to be kept and maintained by Tenant pursuant to this paragraph; Tenant shall obtain and keep in force during the term hereof and any extension or renewal terms, policies of comprehensive general liability insurance providing coverage for bodily injury, liability and property damage with combined single limits of at least Five Hundred Thousand ($500,000.00) Dollars. In addition thereto. Tenant shall provide "umbrella coverage" in the amount of One Million (x1,000,000.00) Dollars. Tenant shall in addition, name Landlord, Landlord's managing agent, Landlord mortgagees(s) and any other person, firm or corporation specified by Landlord, as insured under such liability policies and shall provide Landlord a certificates evidencing of same within thirty (30) days after the execution of this Lease or prior to occupancy, whichever is sooner. Such certificates of insurance shall provided that the policy cannot be canceled without thirty (30) days prior written notice to Landlord. Tenant agrees to waive any and all rights of subrogation which may be exercised by its insurance carrier or any other entity claiming by or through Tenant provided same does not invalidate Tenant's Insurance coverage.

         17. LIABILITY AND INDEMNIFICATION. (a) Neither Landlord nor any director, officer, employee, representative or agent of Landlord shall be liable to Tenant for any injury or damage to Tenant or to any other person, or for any damage to. or loss (by theft or otherwise) of, any property of Tenant or of any other person, regardless of the cause of such injury, damage or loss, unless caused by or due to the sole negligence of Landlord. Tenant agrees that no property, other than such as might normally be brought upon or kept in the Premises as an incident to the reasonable use of the Premises for the purpose herein permitted, will be brought upon or be kept in the Premises. (b) Tenant shall indemnify and save Landlord and its directors, officers. employees, representatives or agents harmless from and against any and all claims arising from (i) the use or manner of use of Tenant in, or the conduct or management of, the Premises or of any business therein, (ii) any work or thing whatsoever done. or any condition created in or about the Premises during the term of this Lease or during any period of time prior to the Commencement Date during which Tenant may have taken possession of or been given access to the Premises or (iii) any negligent or otherwise wrongful act or omission of Tenant, or any of its subtenants or licensees, or of its or their employees, agents, servants or contractors, and all reasonable cost, expenses and liabilities (including attorneys fees) incurred in, or in connection with, each such claim, action or proceeding brought thereon. In case any action or proceeding brought thereon

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against Landlord by reason of any such claim, Tenant, upon notice of demand from
Landlord, shall resist and defend such action or proceeding at tenant's sole cost and expense.

         18. DAMAGE AND DESTRUCTION: (a) In the event the Premises are damaged by any peril covered by standard policies of fire and extended coverage insurance to an extent which is less than fifty (5056) percent of the cost of replacement of the Premises, the damage to that portion of the Premises which Landlord is obligated to insure pursuant to the immediately preceding Article, shall, upon Landlord's receipt of the insurance proceeds covering the same, promptly be repaired by Landlord, at Landlord's expense, but in no event shall Landlord be required to repair or replace Tenant's stock-in-trade, trade fixtures, furniture; furnishings, special equipment and other items of construction and personal property which tenant is required to insure pursuant to the immediately preceding Article. In the event of such damage and (i) Landlord is not required to repair as provided herein, or (ii) the Premises are damaged to the extent of fifty (5056) or more of the cost of replacement of the Premises, or (iii) the Building is damaged to the extent of fifty (506) percent or more of the cost of replacement, or (iv) such damage is twenty-five (256) percent or more of the cost of replacement of the Premises and the same occurs during the last year of the initial term or any extensions or renewal terms of this Lease or (v) in the event that Landlord shall not receive sufficient insurance proceeds to complete such repairs, then, in any of such event(s), Landlord may elect either to repair or rebuild the Premises or the Building as the case may be, or to terminate this Lease upon giving notice of such election, in writing, to Tenant within forty-five (45) days after the happening of the event causing such damage. (b) If such damage, repairing or rebuilding shall render the Premises untenantable. In whole or in part, a proportionate abatement of the Rent and Additional Rent stipulated herein shall be allowed from the date such damage occurs to the date Landlord completes the repairs or rebuilding, said proportion to be computed on the basis of the relation which the gross leasable area of the space rendered untenantable bears to the gross leasable area of the Premises. If Landlord is required or elects to repair the Premises as provided herein, Tenant shall repair or replace its floor and wall coverings which Tenant is obligated to insure pursuant to the terms hereof, in a manner and to at least a condition equal to that prior to such damage or destruction; In addition, Tenant shall repair or replace its stock-in-trade. trade fixtures; furniture, furnishings, special equipment and other items of construction and personal property which Tenant is required to insure pursuant to this Lease in a manner and to a condition Tenant deems appropriate and adequate for conduct of Its business within the Premises. In addition, tenant is hereby given the sole option by written notice to Landlord to terminate this Lease in the event repairing or rebuilding to be effected by Landlord and required hereunder cannot be substantially completed within forty-five (45) days from the date of the occurrence of the damage or destruction.

         19. PROPERTY OF TENANT: (a) Tenant shall pay to Landlord, as Additional Rent. Landlord's standard charges (as may be increased from time to time) for moving all property to and from the Premises; and Landlord shall not be liable to Tenant for any loss by fire, theft or other casualty, or any other damage whatsoever to the property of Tenant, whether situated upon the Premises or otherwise, except for any loss or damage to such property resulting from the gross negligence of Landlord, its employees or agents. (b) Furniture, merchandise, and other bulky objects shall be brought into and removed from the Building only through the freight entrance and freight elevators, and movement of such objects shall be subject to the reasonable requirements of Landlord as to the time and manner of moving. Such moving shall be at Tenant's sole expense. No furniture, merchandise, and other bulky objects shall be brought into or removed from the Building during any Market. (c) Tenant shall pay Landlord standard charges (as many be increased from time to time) for loading dock use.
(d) Tenant  agrees to pay all such charges and  Additional  Rent within  fifteen
(15) days after receiving written request therefor from Landlord.

         20. UTILITIES. ESCALATOR AND ELEVATOR SERVICES (a) Landlord agrees to furnish air conditioning. escalator and elevator service to the Premises for a period beginning thirty (30) days prior to the commencement of each regularly scheduled Market, and ending fourteen (14) days following the close of each such Market. If Tenant stores furniture or other property within the Premises or otherwise uses the Premises other than 30 days before the Market or 14 days after the close of the Market. Tenant agrees to pay such charges for utilities as may be reasonably imposed by Landlord but not in excess of their Percentage of the Building. Landlord may bill Tenant for such charges at such intervals as Landlord may elect and Tenant agrees to pay same within Fifteen (15) days of receipt of invoice from Landlord. (b) Electricity. Landlord has provided direct metering of electricity for Tenant's Premises. Landlord will be billed charges for electricity for Tenant's Premises and shall bill Tenant for such charges. Tenant agrees to pay same within fifteen (15) days of receipt of invoice from Landlord.

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         22. RULES AND REGULATIONS OF LANDLORD BINDING UPON TENANT: (a) Landlord
has heretofore adopted Rules and Regulations which are Operations Guidelines and hereafter interchangeably referred to as either "Rules and Regulations" or "Operations Guidelines". The Operations Guidelines are incorporated by reference herein with the same force and effect as if stated herein and Landlord shall hereafter be entitled from time to time to establish, new or amend existing Rules and Regulations after execution of this Lease. Tenant acknowledges receipt of the current Operations Guidelines and Tenant, its employees, agents, representatives, salesmen, and other personnel connected with and involved in the use and occupancy of the Premises, agree to comply with, conform to, and abide by all Operations Guidelines (including amendments which Tenant has been notified of). Failure to abide by same shall constitute a material breach of this Lease. Landlord's failure to enforce any of such Operations Guidelines against Tenant or any other tenants shall not be deemed a waiver of Landlord's right to enforce the same at a later date. (b) Landlord shall have the sole right to prescribe the qualifications, conditions and times of admission to the Building, and may limit and restrict admission to accredited buyers and their representatives, and may make admission conditional upon the presentation and exhibition of such credentials as Landlord shall prescribe or provide from time to time.

         23. SECURITY INTEREST: As security for Tenant's performance hereunder, Tenant hereby grants to Landlord a security interest in all installations, samples. goods, merchandise, furniture, fixtures, and all other property of Tenant situate in the Premises or Building now owned or hereafter acquired by Tenant and Tenant hereby agrees to execute such UCC forms and other instruments and documents as may be required to perfect the security interest of Landlord granted herein. Upon default by Tenant in the payment of Rent of Additional Rent as provided herein, or breach of any other terms or conditions of the Lease. Landlord may pursue and enforce all rights and remedies with respect to such property situate on the Premises in addition to its other remedies.

         24. DEFAULT BY TENANT (a) In the event Tenant shall fail to pay any installments of Rent or Additional Rent or other amounts owed Landlord when due; or if Tenant is adjudicated as bankrupt; or if Tenant files a petition in bankruptcy under any section or provision of any bankruptcy law; or if an involuntary petition in bankruptcy is filed against Tenant, and same is not withdrawn or dismissed within sixty (60) days from the filing thereof; or if a receiver or trustee is appointed for Tenant's property and the order appointing such receiver or trustee remains in force for thirty (30) days after the entry of such order, or if, whether voluntarily or involuntarily, Tenant takes advantage of any debtor relief proceedings under any present or future law, whereby the Base Rent or Additional Rent or any part thereof is or is proposed to be, reduced or payment thereof deferred; or if Tenant makes an assignment for the benefit of creditors; or if Tenant's effects should be levied upon or attached under process against Tenant, and such levy or attachment is not satisfied or dissolved within thirty (30) days after written notice from Landlord to Tenant to obtain satisfaction thereof; or if Tenant shall vacate or abandon the Premises; or if Tenant shall fail to perform or observe any other covenant, agreement, or condition to be performed or kept by Tenant under the terms and provisions of this Lease including without limitation the Operations Guidelines, and such failure shall continue for ten (10) days after written notice thereof has been given by Landlord to Tenant; then in any of such events, Landlord shall have the right, at the option of Landlords (1) to pursue any one or more remedies available to Landlord under North Carolina law; and/or (2) to cure such default or defaults at the expense of Tenant without prejudice to any other remedies which Landlord might otherwise have. Any expense incurred by Landlord in curing such default shall bear interest thereon at twelve (1256) percent per annum, or at such maximum legal rates as permitted by North Carolina Law, whichever shall be lower, to be and become Additional Rent to be paid by Tenant within fifteen (15) days of written request therefor from Landlord; and/or to the extent permitted by law, (3) to re-enter the Premises by force and dispossess Tenant and anyone claiming under Tenant, by summary proceedings or otherwise and remove and take complete possession of the Premises and either (i) declare this Lease forfeited and the term ended, and/or (ii) elect to continue this Lease in full force and effect, but with the right at any time thereafter to declare this Lease forfeited and the Term ended, and/or (iii) exercise any other remedies

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

         or maintain any action permitted to Landlord's pursuant to the laws of the State of North Carolina, or any other applicable laws. Tenant hereby covenants in the event of Landlord's re-entry for itself and all others occupying the Premises under Tenant, to peacefully yield up and surrender the Premises to Landlord. Should Landlord declare this Lease forfeited and the term ended. Landlord shall be entitled to recover from Tenant the rental and all other sums due and owing by Tenant to the date of termination, plus the cost of curing all of Tenant's defaults existing at or prior to the date of termination, plus the deficiency, if any. between Tenant's rental hereunder and the rental obtained by Landlord on another lease for the balance of the Term remaining under the Lease. Should Landlord, following default as aforesaid. elect to continue this Lease in full force, Landlord shall use its reasonable efforts to rent the Premises for such term and rental as Landlord shall deem advisable. Tenant shall remain liable for all Rent including increases and Additional Rent and other charges and costs imposed on Tenant herein, in the amounts, at the times and upon the conditions as herein provided, but Landlord shall credit against such liability of Tenant all amounts received by Landlord from such reletting after first reimbursing itself for all costs incurred in curing Tenant's defaults and re-entering. preparing and refinishing the Premises for reletting, and reletting the Premises, and for the payment of any procurement fee or commission paid to obtain another tenant, and for all attorney fees and legal costs incurred by Landlord. (b) In addition to the rights and remedies of Landlord in the event that Tenant commits a default as set forth in subparagraph
(a) above, Landlord shall also be deemed to have a first right, security interest and lien in and to all furniture, fixtures, equipment and personalty in the Premises, including without limitation, all inventory, and Landlord shall have the right as Tenant's attorney-in-fact to execute, deliver and/or file the appropriate financing statements and all other instruments and documents to perfect such first lien and security interest of record in and to such furniture, fixtures, equipment, personalty and inventory and to file the same. It is specifically understood and agreed that Landlord's authority as Tenant's attorney-in-fact shall be that of an agent, and coupled with an interest and authorized to execute, deliver and/or file such financing statement and/or other instruments and documents and that such agency shall be irrevocable. Landlord shall have the right to pursue and enforce all rights and remedies with respect to such furniture, fixtures, equipment, personalty and inventory which are afforded by applicable law including without limitation under the Uniform Commercial Code. Included in such rights and remedies shall be Landlord's right to sell such furniture, fixtures, personalty, equipment and inventory at public or private sale and/or to retain the same: Landlord shall also have the right as Tenant's attorney-in-fact to execute, deliver and/or file any and all other documents or instruments which Landlord deems necessary or appropriate to pursue and enforce such rights and remedies, with Landlord being Tenant's agent coupled with an interest. Such agency shall be irrevocable. (c) No re-entry by Landlord or any action brought by Landlord to oust Tenant or other occupant from the Premises shall operate to terminate this Lease unless Landlord shall give written notice of termination to Tenant, in which event Tenant's liability shall be as above provided. No right or remedy granted to Landlord herein is intended to be exclusive of any other right or remedy, and each and every right and remedy herein provided shall be cumulative and in addition to any other right or remedy hereunder to hereafter existing in law or equity or by statute. In the event of termination of this Lease, Tenant waives any and all rights to redeem the Premises given by any statute now in effect or hereafter enacted.

          25. WAIVER OF RIGHTS: No waiver by Landlord of any provision hereof shall be deemed to be a waiver of any other provision or of any subsequent breach by Tenant of the same or any other provision. Landlord's consent to or approval of any act shall not be deemed to render unnecessary the obtaining of Landlord's consent to or approval of any subsequent act by Tenant. The acceptance of Rent or Additional Rent by Landlord shall not be a waiver of any preceding breach by Tenant of any provision hereof other than the failure of Tenant to pay the particular Rent or Additional rent so accepted regardless of Landlord's knowledge of said preceding breach at the time of acceptance of such payment. If landlord accepts any partial payment of Rent or Additional Rent, Landlord shall not be deemed to have waived Tenant's default hereunder and shall retain all its rights under the Lease for a default by Tenant.

         26. SECURITY DEPOSIT: (a) Tenant has deposited with Landlord the sum of -0- as security for Tenant's satisfactory performance of the terms, covenants and conditions of this Lease including without limitation the payment of Rent and Additional Rent. Landlord may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any Rent and Additional Rent or any other sum as to which Tenant is in default or for any sum which Landlord may expend or may be required to ex-pend by reason of Tenant's default in respect of any of the terms, covenants and conditions of this Lease including without limitation any damages or deficiency in the re-letting of the Premises or other re-entry by Landlord. If Landlord uses, applies or retains the whole or any part of the security, tenant shall replenish the security to its original sum within five (5) days after being notified by Landlord of the amount due. (b) In the event of a sale or leasing of the Building or any part thereof of which the Premises form a part. Landlord shall

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

have the right to transfer the security to the buyer or lessee and Landlord shall be released by Tenant from all liability for the return of said security; and Tenant agrees to Hook solely to the new Landlord for the return of said security and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the security to a new landlord. Tenant covenants that it shall not assign or encumber the security deposit given to Landlord pursuant to this Lease. Neither Landlord, nor its successors or assigns shall be bound by any such assignment or encumbrance or any attempted assignment or encumbrance. (c) If Tenant fully and faithfully complies with all terms, covenants and conditions of this Lease, any part of the security not used or retained by Landlord shall be refundable as payment towards final Market.

         27. NOTICES All notices provided for herein shall be in writing and shall be deemed to have been given when deposited in the United States mails, postage fully prepaid, by certified or registered mail, return receipt requested, and directed to the parties hereto at their respective addresses given below:

LANDLORD:            Phoenix Home Life Mutual Insurance Company
                         c/o H.V. McCoy & Company, Inc.
                         3101 North Elm Street
                         P.O. Box 20847
                         Greensboro, NC 27420

TENANTS              GuildMaster, Inc.
                     P.O. Box 10725 Springfield, Missouri 65808

Landlord may, in addition, deliver written notice to Tenant by hand delivery. The Parties may designate a new address to which subsequent notices shall be directed by giving notice as provided herein.

         28. COMPLIANCE WITH LAWS: Tenant shall promptly execute and comply with (at its own cost and expense) all laws, ordinances, rules, regulations and requirements of any or all federal, state and municipal authorities having jurisdiction over the Premises and/or the manner in which the Tenant's business is conducted therein.

         29. SURRENDER: Upon the termination of this Lease or any extensions or renewals hereof. Tenant shall surrender the Premises in good and clean condition and repair, excepting only normal wear and tear and damage by fire and other casualty damage covered by insurance and paid to Landlord.

         30. HOLDOVER: Tenant agrees to notify Landlord in writing of it intention to vacate or seek renewal of its Lease at least Ninety (90) days prior to expiration of the Term hereof. If Tenant remains in possession of the Premises after the expiration or termination, Tenant shall be only a tenant at will, but its occupancy shall otherwise be subject to all terms and conditions of this Lease. Tenant shall pay per diem rent in an amount equal to one hundred ten (110%) per cent of the monthly Base Rent payable during the last month of the term of the Lease prorated on a daily basis. Tenant's holdover shall constitute a default hereunder.

         31. LIENS: If Tenant shall cause any material to be furnished to the Premises or labor to be performed thereon or therein. Landlord shall not under any circumstances be liable for the payment of any expenses incurred or for the value of any work done or material furnished. All such work shall be at Tenant's expense and Tenant shall be solely and wholly responsible to all contractors, laborers, and materialmen furnishing labor and material to the Premises. Nothing herein shall authorize the Tenant or any person dealing through, with or under Tenant to charge the Premises or any interest of Landlord therein or this Lease with any mechanic's liens or other lien or encumbrance whatever. On the contrary, (and notice is hereby given) the right and power to charge any lien or encumbrance of any kind against Landlord or its successors in interest is hereby expressly prohibited and denied.

         32. BENEFITS, BURDENS, AND ENTIRE AGREEMENT: (a) This Lease is binding on and benefits the parties hereto and their respective heirs, legal representatives, successors. nominees and assigns. Throughout this Lease the masculine gender shall be deemed to include the feminine, the masculine, the singular the plural and plural the singular. (b) This Lease contains the entire agreement between the parties hereto with respect to the Premises. This Lease may not be modified, altered or amended, except by a writing, executed by the parties hereto or their respective heirs, legal representatives, successors, nominee or assigns.

         33. ATTORNEYS' FEES: If Landlord files an action. or defends an action involving the enforcement, application and/or interpretation of any agreement contained in this Lease, or for breach of any covenant or condition, Landlord shall be reimbursed by Tenant for reasonable attorneys' fees in the action.

         34. GOVERNING LAWS This Lease shall be governed by and construed under the laws of the State of North Carolina. If any provision of the Lease shall be unlawful such provision shall be stricken and shall not otherwise affect the validity of this Lease.

         35. ESTOPPEL CERTIFICATES: Tenant shall execute and deliver to Landlord upon its occupancy of the Premises, the certificate attached hereto as Exhibit "C". Furthermore, Tenant may be required, from time-to-time, to execute and deliver to Landlord similar certificates for purposes of refinancing, syndication, sale of the Building, etc. It is understood and agreed that any such certificate shall also contain any and all other information as may be required by Landlord's prospective lender and/or purchaser. In such event, Tenant shall have five (5)days from the receipt thereof from Landlord to execute and deliver such fully executed certificate to Landlord. Tenant's failure to execute said certificate shall constitute a default hereunder.

         36. BROKERAGE FEES: Landlord and Tenant represent to each other and indemnify each other from any potential claims to the contrary that no broker has represented either party in respect to this transaction.

         37. MISCELLANEOUS: (a) Whenever the scope of any Market exhibition in the Building includes a type of merchandise sold by Tenant in the Premises, Tenant agrees that throughout advertised business hours on each business day during such Market exhibition period, as established by Landlord, it will keep the Premises fully occupied with adequate staff in attendance, lighted, and open for business with the products of that season available for sale. (b) Tenant shall not solicit, or permit the solicitation on its behalf, of any business in the hallways, corridors and other public portions of the Building, or on the grounds, parking areas, and sidewalks surrounding the Building. All solicitations and sales shall he confined to the Premises. (c) Additional Rent, as such term is used herein, shall consist of all sums due Landlord other than Base Rent.

         38. RELATIONSHIP OF THE PARTIES: The relationship between Landlord and Tenant is strictly that of a lessor and lessee. This Lease does not create a joint venture, partnership, or agency and any act or omission of either party shall not bind or obligate the other party except as expressly set forth in this Lease.

         39. WAIVER OF TRIAL BY JURY: LANDLORD AND TENANT HEREBY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH EITHER OF THEM MAY HE PARTIES, ARISING OUT OF OR IN ANY WAY PERTAINING TO THIS LEASE. THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY TENANT, AND TENANT HEREBY REPRESENTS AND WARRANTS THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY INDIVIDUAL TO INDUCE THIS WAIVER OF TRIAL BY JURY OR TO IN ANY WAY MODIFY OR NULLIFY ITS EFFECT.

         40. ADDITIONAL SPACES (a) Tenant will have the right to expand the Leased Premises from time to time to include any adjacent space, including Suite 1G, on the first floor. The Tenant may elect to take vacant space at any time, and may elect to take space which is occupied by another tenant, but only upon not less than 180 calendar days notice prior to the date Tenant requires occupancy of the space. Provided, however, that Tenant shall not be able to involuntarily dispace any presently existing occupant having a lease which does not allow Landlord to relocate the occupant. Except as provided in subparagraph
(b) below, the additonal space will be added to the Premises at the same rent rate per square foot as the rent rate on the space originally included within the Leased Premises. (b) In the event that the Landlord receives a proposal to lease space (which is acceptable to Landlord) on the same floor of the Building as the Leased Premises, upon proportionally more favorable rent or other proportionally more favorable economic terms, the Landlord will notify the Tenant in writing and the tenant shall have seven (7) calendar days after recept of such notice to take the space upon the same rent rate and economic terms offered by the third party, but if the Tenant does not exercise its election to do so by written notice to Landlord within this time period, the Landlord may lease the space to the third party, subject to tenant's rights set forth in subparagraph (a) above.

         IN WITNESS WHEREOF, the parties hereto have executed this Lease or caused their duty authorized officer or representative to execute same, in two
(2) original counterparts, as of the day and year first above written.

                                   LANDLORD:  Phoenix Home Life Mutual Insurance
                                              Company a New York company

Attests:

                                   By: /s/
----------------------------       -------------------------------------------
                                   DIRECTOR

APPROVED PURSUANT TO ITEM #41
of 11/30/92 REAL ESTATE DIVISION
DELEGATION OF AUTHORITY
                                   TENANT: GuildMaster, Inc.
Attest:                                    a Missouri corporation


/s/ Jim Parsons                         /s/ Jim Parsons
------------------------------     --------------------------------
   Company Officer                        Jim Parsons
   (Corporate Seal)                President                  Title
                                   9/9/97                     Date


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